Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

(Amendment No.   )

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Preliminary Information Statement

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Definitive Information Statement

[ ]Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2)

ANDEAN DEVELOPMENT CORPORATION

(Name of Registrant as Specified In Its Charter)

ANDEAN DEVELOPMENT CORPORATION

(Name of Person(s) Filing Proxy Statement)

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No Fee Required.

[ ]Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1)Title of each class of securities to which transaction applies:

(2)Aggregate number of securities to which transaction applies:

(3)Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

(4)Proposed maximum aggregate value of transaction:

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Date Filed:

ANDEAN DEVELOPMENT CORPORATION

17870 E. Castleton Street #335

City of Industy, California 91748

INFORMATION STATEMENT

Mailing Date:  October 22, 2005

We are not asking you for a proxy and you are

requested not to send us a proxy

General

This Information Statement is furnished to the holders of Common Stock, $.0001 par value per share (the "Common Stock"), of Andean Development Corporation (the "Company") on behalf of the Company in connection with a proposed amendment to the Articles of Incorporation of the Company to change the name of the Company to “Ever-Glory International Group, Inc.” or a similar name approved by the Board of Directors.  The amendment has already been approved by the consent of persons holding 10,098,325 Shares, which is 96.1% (a majority) of the 10,511,412 outstanding shares.  YOU ARE NOT BEING ASKED FOR A PROXY NOR TO VOTE ON THIS MATTER.  THIS DOCUMENT IS FOR INFORMATIONAL PURPOSES ONLY.

The cost of this Information Statement will be borne by the Company.

Record Date

The close of business on September 10, 2005, which is the date of the consent action by shareholders approving the above actions, was fixed as the record date pursuant to Section 607.0704 of the Florida Business Corporation Act.

The voting securities of the Company are the shares of its Common Stock, of which 10,511,412 shares were issued and outstanding as of September 10, 2005.  All outstanding shares of Common Stock are entitled to one vote on each matter submitted for voting by shareholders.

Beneficial Ownership of Common Stock

Principal Shareholders, Directors and Officers.  The following table sets forth the beneficial ownership of the Company's Common Stock as of September 10, 2005 by each person known to the Company to own more than five percent (5%) of the Company's Common Stock and by each of the Company's current directors, and by all directors and officers of the Company as a group.  The table has been prepared based on information provided to the Company by each shareholder.

                 Amount of

Name and

Beneficial

Percent of

Address

Ownership(1)

Class

KANG Yi Hua,

President, Chief Executive Officer

6,319,246

  60.1%

and Secretary

YAN Xiao Dong, Director                           498,766

4.8%

SUN Jia Jun, Chief Operating

 Officer and Director

    230,200            2.1%

GUO Yan, Chief

  Financial Officer                                     0            0%

WEI Ru Qin, Director                              115,100

1.1%

LI Ning, Director                                 383,666

3.7

All officers  and directors

  as a group (6 persons)

7,546,978

71.8%

(1) Except as otherwise noted, shares are owned beneficially and of record, and such record shareholder has sole voting, investment, and dispositive power. Each of the shareholders listed in this table, as well as other shareholders holding 336,573 shares (total 7,883,551 shares) has indicated that it intends to exchange their shares of common stock for 7,663.551 shares of a new series of preferred stock, in order to increase the availability of common stock for public shareholders. Each share of the new series of preferred stock will have the same voting, dividend and liquidation rights as  1,000 shares of common stock and will convert back into common stock at such time as the Company is able to increase the number of authorized shares of common stock. The Company intends to carry out a 7.6-for-1 forward stock split in the immediate future on the remaining outstanding 2,616,861 shares, which will increase the number of outstanding shares to 19,971,743 shares. The voting and equity ownership of the Company’s equityholders will be unchanged by this process.

As of September 10, 2005, there were approximately 20 shareholders of record.

PROPOSAL NO. 1:

AMENDMENT OF ARTICLES OF INCORPORATION

NAME CHANGE

The stockholders holding a majority of the common stock have approved an amendment to Article 1 of the Company's Articles of Incorporation to change the name of the Company to Ever-Glory International Group, Inc.

The amendment will be filed with an effective date with the Florida Secretary of State no less than twenty days after the mailing of the Information Statement.